UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 5, 2014, Autoliv, Inc. (the “Company”) issued a press release announcing that at a meeting of the Board of Directors of the Company (the “Board”) held on May 4, 2014, the Board elected Mr. Jan Carlson to serve as its new Chairman, effective immediately. Since April 3, 2014, Mr. Carlson has been serving as Interim Chairman of the Board following the resignation of our previous Chairman, Lars Nyberg. Mr. Carlson is the President and Chief Executive Officer of the Company.

In addition, at the same meeting, the Board approved amendments to the Company’s Corporate Governance Guidelines to require the Board to select a Lead Independent Director when the position of Chairman is held by an officer of the Company. The Lead Independent Director will generally be responsible for ensuring that the views of the non-management directors are adequately considered and weighed in the Board’s decision-making process, and to perform the specific duties set forth in the amended Corporate Governance Guidelines.

Because Mr. Carlson serves as both an officer of the Company and the Chairman, in accordance with the amended Corporate Governance Guidelines, at the same meeting, the independent members of the Board selected Mr. George Lorch to serve as the Lead Independent Director, effective immediately. Mr. Lorch has been a director of the Company since June 2003 and currently is the Chairman of the Nominating and Corporate Governance Committee.

A full copy of the amended Corporate Governance Guidelines is available at the Company’s website at the following address: http://www.autoliv.com/AboutUs/Governance/Pages/Ethics-and-Policies.aspx.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Interim Vice President – Legal Affairs
General Counsel and Secretary

Date: May 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 5, 2014.